SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 29, 2010

TRI-VALLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31852	84-0617433
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4550 California Avenue, Suite 600
Bakersfield, California 93309
(Address of principal executive office)

Issuer's telephone number:  (661) 864-0500

Section 5 – Corporate Governance and Management

Item 5.05 – Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On January 29, 2010, the board of directors of Tri-Valley Corporation approved a waiver of the company’s Code of Business Conduct and Ethics to the extent necessary to permit the company to enter into a consulting agreement with Pinnacle Capital Management, LLC, to provide financial consulting services to the Company.  Pinnacle Capital Management is owned by James S. Mayer, a director of Tri-Valley.  Prior to board approval of the agreement, Mr. Mayer disclosed to the board his ownership of Pinnacle Capital Management and his resulting interest in the transaction.  Mr. Mayer abstained from voting on the company’s decision to enter into the agreement.

The company negotiated the agreement with Pinnacle Capital Management in arms’ length negotiations and selected Pinnacle as a financial consultant because of Pinnacle’s qualifications, experience and ability in financial consulting.  As a precautionary measure, the company waived provisions in its Code of Business Conduct and Ethics that require directors, officers and employees to avoid even the appearance of impropriety in dealing with the company.

The company’s Code of Business Conduct and Ethics is posted on the company’s website, www.tri-valleycorp.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI-VALLEY CORPORATION

Date: February 2, 2010	/s/ Maston N. Cunningham
Maston N. Cunningham, President and Chief Operating Officer